Exhibit 99.1

                  Harleysville Group Reports Record
               Fourth Quarter and Year-End 2006 Results

    Fourth quarter and year-end highlights:

    -- Record high operating earnings of $0.71 per share in quarter, $2.65 for year

    -- Statutory combined ratio(1) improves by 2.7 points to 98.0 percent in quarter and by 3.6 points to 98.6 percent for year

    -- After-tax investment income grows 12 percent in quarter, 9 percent for year

    -- Strong cash flow in 2006 of $166.1 million continues to be driven by lower paid losses

    HARLEYSVILLE, Pa.--(BUSINESS WIRE)--Feb. 21, 2007--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.71 per share for the fourth quarter of 2006, compared to $0.60 per share in the fourth quarter of 2005. For the 12-month periods, the company reported diluted operating income of $2.65 per share in 2006 and $2.00 per share in 2005. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments, and the cumulative effect of an accounting change, net of income tax.

    "We're pleased to report a strong finish to the year as we delivered another solid quarter featuring ongoing, steady improvement in our operating performance," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our statutory combined ratio for the fourth quarter was 98.0 percent, or
2.7 points better than the same period a year ago. And, we produced an operating return on equity of 13 percent, compared to 11 percent a year ago. In addition, our operating earnings for the fourth quarter were $0.71 per share, a significant improvement over the $0.60 a share we reported in the fourth quarter of 2005. We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 14 percent(2), a high-quality investment portfolio, and a premium-to-surplus ratio of 1.2 to 1--all of which continue to anchor the sound financial foundation necessary for us to write our agents' best business."

    The company reported diluted net income of $0.71 per share in the fourth quarter of 2006, compared to $0.60 per share in the fourth quarter of 2005. There were essentially no realized investment gains in the fourth quarter of either year. For the 12-month periods, diluted net income was $3.52 per share in 2006 and $2.01 per share in 2005. For the 12 months, the company reported $0.84 per share of realized investment gains in 2006, compared to $0.01 per share in 2005. The majority of the realized gains in 2006 are the result of actions taken by the company in the second quarter of the year to reduce its holding of equity investments by approximately $120 million as part of its efforts to manage enterprise-wide risk. The 12 months of 2006 also include an after-tax benefit of $0.03 per share for the cumulative effect of a change in accounting principle resulting from the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment." This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements.

    Harleysville Group's overall statutory combined ratio was 98.0 percent in the fourth quarter of 2006, compared to 100.7 percent in the fourth quarter of 2005. For the 12 months, the statutory combined ratio was 98.6 percent in 2006, versus 102.2 percent in 2005.

    Fourth quarter net written premiums were $203.7 million in 2006, compared to $198.4 million in the same period in 2005. Net written premiums through 12 months were $838.8 million in 2006 and $839.0 million in 2005.

    Fourth quarter pretax investment income increased 18 percent to $27.3 million, while after-tax investment income grew 12 percent in the fourth quarter to $19.7 million. For the 12 months, pretax investment income was up 13 percent to $102.6 million, while after-tax investment income rose 9 percent to $75.3 million. Operating cash flow through 12 months was $166.1 million in 2006, compared to $165.1 million in 2005.

    Commercial lines -- Net written premiums in commercial lines were $169.5 million in the fourth quarter of 2006, up 4 percent from the same period in 2005. For the 12 months, net written premiums rose by 1 percent to $695.9 million. The commercial lines statutory combined ratio was 100.0 percent in the fourth quarter of 2006, versus 105.4 percent in the fourth quarter of 2005. For the 12 months, the statutory combined ratio was 100.3 percent in 2006, compared to 104.3 percent in 2005.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 88.5 percent in the fourth quarter of 2006, versus
78.4 percent during the fourth quarter of 2005. For the 12 months, the statutory combined ratio was 90.6 percent in 2006, compared to 93.1 percent in 2005. Net written premiums decreased 2 percent to $34.2 million in the fourth quarter of 2006, and were down 3 percent to $142.9 million through 12 months.

    Outlook -- "Looking ahead, we will maintain our focus on the basics of our business as we seek to consistently produce the quality results we are reporting today--improving earnings, profitable underwriting, operating return on equity over 12 percent, and smart growth for the long term--while always maintaining a healthy balance sheet," Browne said. "Throughout 2007 and beyond, we will continue to build and strengthen our regional field structure, which has allowed us to stay close to our agency partners and retain our best existing business, while competing effectively for their quality new business."

    Webcast -- The company will host a live Webcast tomorrow, February 22, 2007, at 8 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site (www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 54 percent of Harleysville Group Inc. (NASDAQ:HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is a member of the NASDAQ Global Select Market, which represents the top third of all NASDAQ-listed companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recently recognized with a 2006 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance--which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) company partner--currently operates in 32 eastern and midwestern states. Further information can be found on the company's Web site at www.harleysvillegroup.com.

    (1) "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    (2) Excludes the effects of SFAS No. 115.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including operating return on equity, premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
FINANCIAL HIGHLIGHTS        Quarter ended        Twelve months ended
                             December 31             December 31
----------------------------------------------------------------------
(in thousands, except
 per share data)          2006        2005        2006        2005
----------------------------------------------------------------------
OPERATING RESULTS
----------------------------------------------------------------------
Diluted earnings per
 common share:
  Operating income*         $0.71       $0.60       $2.65       $2.00
  Realized gains, net
   of income taxes                                   0.84       $0.01
  Cumulative effect of
   accounting change,
   net of income taxes                               0.03
----------------------------------------------------------------------
  Net income                $0.71       $0.60       $3.52       $2.01
----------------------------------------------------------------------
Cash dividends per
 common share               $0.19      $0.175       $0.73       $0.69
----------------------------------------------------------------------

FINANCIAL CONDITION          December 31, 2006       December 31, 2005
----------------------------------------------------------------------
Assets                             $2,990,984              $2,905,266
Shareholders' equity                 $712,162                $614,383
  Per common share                     $22.49                  $20.07
----------------------------------------------------------------------

----------------------------------------------------------------------
CONSOLIDATED                Quarter ended        Twelve months ended
 STATEMENTS OF INCOME        December 31             December 31
----------------------------------------------------------------------
(in thousands, except
 per share data)          2006        2005        2006        2005
----------------------------------------------------------------------
REVENUES:
Premiums earned          $210,747    $212,695    $838,821    $841,567
Investment income, net
 of investment expense     27,279      23,169     102,609      90,572
Realized investment
 gains                        185         166      40,605         233
Other income                3,762       3,716      17,136      15,968
----------------------------------------------------------------------
  Total revenues          241,973     239,746     999,171     948,340
----------------------------------------------------------------------
LOSSES AND EXPENSES:
Losses and loss
 settlement expenses      135,461     136,453     539,823     567,396
Amortization of
 deferred policy
 acquisition costs         53,066      54,541     212,872     210,665
Other underwriting
 expenses                  18,222      21,383      78,208      79,367
Interest expense            1,753       1,703       6,943       6,648
Other expenses              1,195       1,037       4,957       5,343
----------------------------------------------------------------------
  Total expenses          209,697     215,117     842,803     869,419
----------------------------------------------------------------------
Income before income
 taxes and cumulative
 effect of accounting
 change                    32,276      24,629     156,368      78,921
  Income taxes              9,379       6,148      46,241      17,490
----------------------------------------------------------------------
Income before
 cumulative effect of
 accounting change         22,897      18,481     110,127      61,431
Cumulative effect of
 accounting change,
 net of income taxes                                  942
----------------------------------------------------------------------
Net income                $22,897     $18,481    $111,069     $61,431
----------------------------------------------------------------------
Weighted average
 number of shares
 outstanding:
  Basic                31,447,575  30,509,961  31,011,310  30,375,109
  Diluted              32,061,486  30,821,299  31,525,654  30,585,913
----------------------------------------------------------------------
Per common share:
  Basic earnings
   before cumulative
   effect of
   accounting change        $0.73       $0.61       $3.55       $2.02
  Basic cumulative
   effect of
   accounting change                                $0.03
  Basic earnings            $0.73       $0.61       $3.58       $2.02

  Diluted earnings
   before cumulative
   effect of
   accounting change        $0.71       $0.60       $3.49       $2.01
  Diluted cumulative
   effect of
   accounting change                                $0.03
  Diluted earnings          $0.71       $0.60       $3.52       $2.01
----------------------------------------------------------------------

RECONCILIATION TO
 OPERATING INCOME :
Net income                $22,897     $18,481    $111,069     $61,431
Less cumulative effect
 of accounting change,
 net of income taxes                                  942
Less realized
 investment gains, net
 of income taxes              120         108      26,394         152
----------------------------------------------------------------------
Operating income          $22,777     $18,373     $83,733     $61,279
----------------------------------------------------------------------

These financial figures are unaudited.

    *Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments and the cumulative effect of accounting change, net of income taxes.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
(in thousands, except share data)            December 31, December 31,
                                                2006*         2005
----------------------------------------------------------------------
ASSETS
Investments:
        Fixed maturities:
             Held to maturity, at amortized
              cost (fair value $381,835 and
              $437,887)                         $382,457     $433,649
             Available for sale, at fair
              value (amortized cost
              $1,717,651 and $1,374,559)       1,722,874    1,386,440
        Equity securities, at fair value
         (cost $62,932 and $139,371)              71,446      179,980
        Short-term investments, at cost,
         which approximates fair value            72,237       64,319
----------------------------------------------------------------------
             Total investments                 2,249,014    2,064,388
----------------------------------------------------------------------
Cash                                                 227          466
Premiums in course of collection                 147,445      141,882
Reinsurance receivable                           167,199      249,020
Accrued investment income                         25,823       24,016
Deferred policy acquisition costs                102,317      104,173
Prepaid reinsurance premiums                      37,242       34,256
Property and equipment, net                       16,690       18,038
Deferred income taxes                             60,643       63,357
Securities lending collateral                    124,755      150,938
Due from affiliate                                 5,716        1,022
Other assets                                      53,913       53,710
----------------------------------------------------------------------
             Total assets                     $2,990,984   $2,905,266
----------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss settlement
         expenses                             $1,493,645   $1,480,802
        Unearned premiums                        443,738      440,755
        Accounts payable and accrued
         expenses                                 98,184       99,888
        Securities lending obligation            124,755      150,938
        Debt                                     118,500      118,500
----------------------------------------------------------------------
             Total liabilities                 2,278,822    2,290,883
----------------------------------------------------------------------
Shareholders' equity:
        Preferred stock, $1 par value;
         authorized 1,000,000 shares; none
         issued
        Common stock, $1 par value,
         authorized 80,000,000 shares;
         issued 33,060,600 and 32,008,142
         shares; outstanding 31,662,691 and
         30,610,233 shares                        33,061       32,008
Additional paid-in capital                       197,607      169,881
Accumulated other comprehensive income                14       20,288
Retained earnings                                505,967      417,705
Deferred compensation                                          (1,012)
Treasury stock, at cost, 1,397,909 shares        (24,487)     (24,487)
----------------------------------------------------------------------
             Total shareholders' equity          712,162      614,383
----------------------------------------------------------------------
Total liabilities and shareholders' equity    $2,990,984   $2,905,266
----------------------------------------------------------------------

* These financial figures are unaudited.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
----------------------------------------------------------------------
                                    Quarter ended     Twelve months
                                      December 31    ended December 31
----------------------------------------------------------------------
(dollars in thousands)              2006     2005     2006     2005
----------------------------------------------------------------------
Net premiums written*             $203,667 $198,434 $838,817 $839,044
----------------------------------------------------------------------
Statutory surplus*                                  $686,149 $566,802
----------------------------------------------------------------------

Pretax investment income           $27,279  $23,169 $102,609  $90,572
Related federal income taxes         7,598    5,609   27,279   21,549
----------------------------------------------------------------------
After-tax investment income        $19,681  $17,560  $75,330  $69,023
----------------------------------------------------------------------


----------------------------------------------------------------------
SEGMENT INFORMATION
----------------------------------------------------------------------
                                    Quarter ended     Twelve months
                                      December 31    ended December 31
----------------------------------------------------------------------
(dollars in thousands)              2006     2005     2006     2005
----------------------------------------------------------------------
Revenues:
       Premiums earned:
           Commercial lines       $174,476 $175,016 $693,229 $687,135
           Personal lines           36,271   37,679  145,592  154,432
----------------------------------------------------------------------
           Total premiums earned   210,747  212,695  838,821  841,567
       Net investment income        27,279   23,169  102,609   90,572
       Realized investment gains       185      166   40,605      233
       Other                         3,762    3,716   17,136   15,968
----------------------------------------------------------------------
       Total revenues             $241,973 $239,746 $999,171 $948,340
----------------------------------------------------------------------

Income before income taxes and
 cumulative effect of accounting
 change:
      Underwriting gain (loss):
          Commercial lines          $1,771  ($5,326) ($2,972)($31,066)
          Personal lines             4,812    9,168   14,611   13,196
----------------------------------------------------------------------
          SAP underwriting gain
           (loss)                    6,583    3,842   11,639  (17,870)
----------------------------------------------------------------------
      GAAP adjustments              (2,585)  (3,524)  (3,721)   2,009
----------------------------------------------------------------------
           GAAP underwriting gain
            (loss)                   3,998      318    7,918  (15,861)
----------------------------------------------------------------------
      Net investment income         27,279   23,169  102,609   90,572
      Realized investment gains        185      166   40,605      233
      Other                            814      976    5,236    3,977
----------------------------------------------------------------------
      Income before income taxes
       and cumulative effect of
       accounting change           $32,276  $24,629 $156,368  $78,921
----------------------------------------------------------------------

Income taxes on net investment
 income                             $7,598   $5,609  $27,279  $21,549
Income taxes (benefit) on
 remaining gain (loss) before
 cumulative effect of accounting
 change                              1,781      539   18,962   (4,059)
      Total income taxes on income
       before cumulative effect of
       accounting change            $9,379   $6,148  $46,241  $17,490
----------------------------------------------------------------------

Effective tax rate on:
      Net investment income           27.9%    24.2%    26.6%    23.8%
      Income before cumulative
       effect of accounting change    29.1%    25.0%    29.6%    22.2%
----------------------------------------------------------------------

These financial figures are unaudited.

    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.

                              Harleysville Group Inc. and Subsidiaries
----------------------------------------------------------------------
STATUTORY DATA BY LINE OF BUSINESS*
----------------------------------------------------------------------
                                  Quarter ended    Twelve months ended
                                   December 31         December 31
----------------------------------------------------------------------
(dollars in thousands)           2006      2005      2006      2005
----------------------------------------------------------------------

Net premiums written:

Commercial:
      Automobile                $48,488   $49,807  $206,316  $221,680
      Workers' compensation      23,093    21,343    97,113    95,877
      Commercial multi-peril     80,696    75,451   321,270   306,267
      Other commercial           17,195    17,067    71,189    68,532

----------------------------------------------------------------------
     Total commercial          $169,472  $163,668  $695,888  $692,356
----------------------------------------------------------------------

Personal:
      Automobile                $16,417   $18,117   $71,270   $78,787
      Homeowners                 15,754    14,572    63,124    59,175
      Other personal              2,024     2,077     8,535     8,726

----------------------------------------------------------------------
     Total personal             $34,195   $34,766  $142,929  $146,688
----------------------------------------------------------------------

Total personal and commercial  $203,667  $198,434  $838,817  $839,044
----------------------------------------------------------------------

Combined ratios:

Commercial:
      Automobile                   98.5%    102.2%     99.3%    101.1%
      Workers' compensation       116.9%    128.9%    117.2%    124.0%
      Commercial multi-peril       96.3%    100.1%     98.9%    101.5%
      Other commercial             96.6%    106.0%     86.6%     98.7%

     Total commercial             100.0%    105.4%    100.3%    104.3%
----------------------------------------------------------------------

Personal:
      Automobile                   97.2%     87.6%     99.3%     99.2%
      Homeowners                   80.0%     66.9%     82.6%     87.6%
      Other personal               75.4%     70.0%     69.8%     72.3%

     Total personal                88.5%     78.4%     90.6%     93.1%
----------------------------------------------------------------------

Total personal and commercial      98.0%    100.7%     98.6%    102.2%
----------------------------------------------------------------------


Losses paid                    $115,184  $123,508  $447,064  $461,915
----------------------------------------------------------------------

Net catastrophe losses
 incurred                        $2,825    $2,464   $13,899    $6,502
----------------------------------------------------------------------

These financial figures are unaudited.

    *Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and
Procedures Manual, a reconciliation to GAAP is not required.

    CONTACT: Harleysville Group Inc.
             Investors:
             Mark Cummins, 215-256-5025
             mcummins@harleysvillegroup.com
             or
             Media:
             Randy Buckwalter, 215-256-5288
             rbuckwalter@harleysvillegroup.com